UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida (Address of principal executive offices)	32082 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 29, 2006, Global Axcess Corp (the “Company”) was served with process by Renaissance US Growth Investment Trust PLC (“Renn”) and BFS US Special Opportunities Trust PLC (“BFS” and collectively with Renn, the “Plaintiffs”), two investors and shareholders of the Company. In the Complaint, filed in the Circuit Court of the Seventh Judicial Circuit in and for St. John’s County, Florida, Plaintiffs allege breach of contract, fraud, and negligent misrepresentation. The Plaintiffs are seeking monetary damages, attorneys fees and rescission of their investment in the amount of $1,500,000 based on the Company’s restatement of its earnings for the 2nd and 3rd quarters of 2005. The Company denies any and all allegations of wrongdoing and intends to vigorously defend such action.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: October 4, 2006	By: /s/ David Fann
Name: David Fann
Title: President